Exhibit 99.2

CHANDLER BANCORP, INC.

AND SUBSIDIARIES

Condensed Consolidated Financial Statements

September 30, 2019

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

September 30, 2019 and December 31, 2018

(In thousands of dollars, except for share amounts)

	September 30, 2019 (Unaudited)	December 31, 2018
ASSETS
Cash and cash equivalents	$77,125	$46,111
Loans held for sale	320	366
Loans held for investment	259,042	287,377
Bank premises and equipment	6,713	6,950
Other assets	4,091	4,185

	$347,291	$344,989

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits:
Noninterest bearing	$94,302	$88,722
Interest bearing	167,268	167,348

Total deposits	261,570	256,070
Other borrowings	43,072	50,755
Other liabilities	2,176	1,013
Commitments and contingencies	—	—
Stockholder’s equity:
Common stock ($10 par value; 110,000 shares authorized, 55,000 shares issued and 42,441 shares outstanding)	550	550
Paid-in capital	10,546	10,546
Retained earnings	39,127	35,805
Treasury stock, at cost (12,559 shares in 2019 and 2018)	(9,750)	(9,750)

Total stockholder’s equity	40,473	37,151

	$347,291	$344,989

The accompanying notes are an integral part of these unaudited, condensed consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(In thousands of dollars)

	2019	2018
Interest income:
Interest and fees on loans	$11,024	$11,322
Interest on securities	16	5
Other	1,015	300

Total interest income	12,055	11,627

Interest expense:
Interest on deposit accounts	1,666	1,047
Interest on other borrowings	726	752

Total interest expense	2,392	1,799

Net interest income	9,663	9,828
Provision for loan losses	14	37

Net interest income after provision	9,649	9,791

Noninterest income:
Service charges and fees	540	565
Net gain on sales of loans	227	257
Debit card income	366	357
Other	435	388

Total noninterest income	1,568	1,567

Noninterest expense:
Salaries and employee benefits	3,412	3,342
Occupancy of bank premises	1,105	1,138
Other	1,113	1,132

Total noninterest expense	5,630	5,612

Income before income tax expense	5,587	5,746
Income tax expense	1,159	1,259

Net income	$4,428	$4,487

The accompanying notes are an integral part of these unaudited, condensed consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(In thousands of dollars)

	2019	2018
Net income	$4,428	$4,487
Other comprehensive income, net of tax, on securities available for sale:
Change in net unrealized gain (loss) during the period, net of tax expense	—	—
Reclassification adjustment for net losses included in net income net of tax	—	—

Other comprehensive income	—	—

Total comprehensive income	$4,428	$4,487

The accompanying notes are an integral part of these unaudited, condensed consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholder’s Equity

Nine Months Ended September 30, 2019 and December 31, 2018

(Unaudited)

(In thousands of dollars)

	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance January 1, 2018	$550	$10,546	$31,747	$—	$(9,750)	$33,093
Net income	—	—	4,487	—	—	4,487
Other comprehensive income	—	—	—	—	—	—
Dividends	—	—	(1,000)	—	—	(1,000)

Balance September 30, 2018	$550	$10,546	$35,234	$—	$(9,750)	$36,580

Balance January 1, 2019	$550	$10,546	$35,805	$—	$(9,750)	$37,151
Net income	—	—	4,428	—	—	4,428
Other comprehensive income	—	—	—	—	—	—
Dividends	—	—	(1,106)	—	—	(1,106)

Balance September 30, 2019	$550	$10,546	$39,127	$—	$(9,750)	$40,473

The accompanying notes are an integral part of these unaudited, condensed consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(In thousands of dollars)

	2019	2018
Cash flows from operating activities:
Net income	$4,428	$4,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	269	249
Provision for loan losses	14	37
Net gain on sales of loans	(227)	(257)
Net change in loans held for sale	273	(204)
Net change in loans held for investment	28,321	2,677
Deferred tax benefit	(9)	(109)
Decrease in other assets	103	1,638
Increase in other liabilities	1,163	1,179

Net cash provided by operating activities	34,335	9,697

Cash flows from investing activities:
Additions to bank premises and equipment	(32)	(197)

Net cash used in investing activities	(32)	(197)

Cash flows from financing activities:
Net increase in noninterest bearing deposit accounts	5,580	41,569
Net decrease in interest bearing deposit accounts	(80)	(11,989)
Net advances (repayments) on other borrowings	(7,683)	(3,930)
Cash dividends paid	(1,106)	(1,000)

Net cash (used in) provided by financing activities	(3,289)	24,650

Net increase in cash and cash equivalents	31,014	34,150
Cash and cash equivalents at beginning of period	46,111	8,675

Cash and cash equivalents at end of period	$77,125	$42,825

Supplemental cash flow information:
Interest expense paid in cash	$2,121	$1,819

Federal income taxes paid in cash	$1,106	$1,236

The accompanying notes are an integral part of these unaudited, condensed consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

Notes to Condensed Consolidated Financial Statements

(Dollars in thousands, except share data)

1.	Organization and Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies used by Chandler Bancorp, Inc. and Subsidiaries in the preparation of its consolidated financial statements. The accounting policies conform to generally accepted accounting principles and practices generally followed within the banking industry. A description of the more significant of these policies follows.

Nature of Operations

The Company is principally engaged in traditional community banking activities provided through its banking offices in East Texas. Community banking activities include the Company’s commercial and retail lending, deposit gathering and investment and liquidity management activities.

Agreement with Spirit of Texas Bancshares, Inc.

On April 18, 2019, the Company was presented with a non-binding letter of intent setting forth general terms and conditions for a proposed business combination in which Spirit of Texas Bancshares, Inc. would acquire all the issued and outstanding shares of common stock of the Company. On July 16, 2019, the Board of Directors approved the Agreement and Plan or Reorganization and as more fully discussed in Note 12, the acquisition was completed on November 5, 2019 in a transaction involving issuance of common stock and cash.

Basis of Presentation

The consolidated financial statements include the accounts of Chandler Bancorp, Inc. (CBI), its wholly owned subsidiary, Chandler Bancorp of Nevada, Inc. (CBNI), and its wholly owned subsidiary, Citizens State Bank (Bank), all collectively referred to as Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP) for interim financial information and Regulation S-X. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. Operating results for the period ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ended December 31, 2019.

In the opinion of management, all adjustments considered necessary for the fair presentation of these condensed consolidated financial statements have been included. The preparation of financial statements in conformity with these accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods and related disclosures. Although management’s estimates and assumptions are based on current expectations, estimates, forecasts and projections about the future performance of the Company, such estimates and assumptions are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult for the Company to assess. Operating results for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for a full year or any future period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material and significant estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and valuation of other real estate owned acquired in connection with foreclosures or in satisfaction of loans. Estimates related to the allowance for loan losses are presented in the Loans and Allowance for Loan Losses disclosure in Note 3. While management uses available information to recognize losses on loans and other real estate owned, future provisions may be necessary based on changes in local economic conditions. In addition, banking regulators, as an integral part of their examination process, periodically review the Company’s allowance for loan and other real estate losses. They may require the Company to record additional provisions for losses based on their judgment about information available to them at the time of their examination.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

A significant portion of the Company’s loans are secured by real estate and related assets located in local markets. Accordingly, the ultimate collectibility of this portion of the Company’s loan portfolio is susceptible to changes in local market conditions. Other current vulnerabilities due to certain concentrations of credit risk are discussed in Note 6 and Note 7.

Cash and Cash Equivalents

For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, other short-term investments and federal funds sold. All highly liquid investments with an initial maturity of less than ninety days are considered to be cash equivalents.

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as available for sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other than temporary impairment exists, management considers many factors, including (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

At September 30, 2019 and December 31, 2018, the Company held no investment securities.

Loans Held for Sale

Loans held for sale are carried at the lower of aggregate cost, net of discounts or premiums and a valuation allowance, or at estimated fair market value. Estimated fair market value is determined using forward commitments to sell loans to permanent investors, or current market rates for loans of similar quality and type. Net unrealized losses, if any, are recognized in a valuation allowance by charges to earnings. Loans held for sale are secured by real estate.

Loans are considered sold when the Company surrenders control over the transferred assets to the purchaser, with standard representations and warranties. At such time, the loan is removed from the loan portfolio and a gain or loss is recorded on the sale. Losses related to asset quality are recorded against the allowance for valuation losses at the time the loss is probable and quantifiable and charged to earnings.

Mortgage loans held for sale are generally sold along with the mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. At September 30, 2019 and December 31, 2018, the Company had approximately $320,000 and $366,000 of loans held for sale, respectively.

The Company enters into interest rate lock commitments, which are commitments to originate mortgage loans to be held for sale, whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. Accordingly, such commitments are recorded at fair value with changes in fair value recorded in net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements and considers the difference between current levels of interest rates and the committed rates. The Bank also has forward sale commitments related to these interest rate lock commitments, which are recorded at fair value with changes in fair value recorded in net gain or loss on sale of mortgage loans. The effect of these derivative instruments was not material during the nine-month period ended September 30, 2019 and 2018.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

Loans

The Company grants commercial, real estate, agricultural, and consumer loans to customers. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in their local market area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Fees and costs associated with originating loans are generally recognized in the period in which the fees were received, and costs incurred. Under generally accepted accounting principles, such fees and costs generally are deferred and recognized over the life of the loan as an adjustment of yield. For the nine-month period ended September 30, 2019 and the year ended December 31, 2018, management believed that not deferring such fees and costs and amortizing them over the life of the related loans would not materially affect the consolidated financial position or consolidated results of operations.

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. In determining whether or not a borrower may be unable to meet payment obligations for each class of loans, the Company considers the borrower’s debt service capacity through the analysis of current financial information, if available, and/or current information with regards to the Company’s collateral position. Regulatory provisions typically require the placement of a loan on nonaccrual status if (i) principal or interest has been in default for a period of 90 days or more unless the loan is both well secured and in the process of collection or (ii) full payment of principal and interest is not expected. Loans may be placed on nonaccrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed against interest income. Interest on nonaccrual loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual status. A loan may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future principal and interest amounts contractually due are reasonably assured, which is typically evidenced by a sustained period (at least six months) of repayment performance by the borrower.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller balance loans of a similar nature and on an individual loan basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment based on historical loss experience, current economic conditions, and performance trends.

Interest payments on impaired loans are typically applied to principal unless collectibility of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Troubled Debt Restructured (TDR) Loans

A TDR loan is a loan which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that the Company would not otherwise consider. The loan terms, which have been modified or restructured due to a borrower’s financial difficulty, include, but are not limited to, a reduction in the stated interest rate; an extension of the maturity at an interest rate below current market; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extensions, deferrals, renewals, and rewrites. A TDR loan would generally be considered impaired in the year of modification and will be assessed periodically for further impairment.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense, which represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to provide for estimated loan losses inherent in the loan portfolio. The allowance for possible loan losses includes allowance allocations calculated in accordance with ASC Topic 310, Receivables and allowance allocations calculated in accordance with ASC Topic 450, Contingencies. The level of the allowance reflects management’s continuing evaluation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio, as well as trends in the foregoing. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management’s judgment, should be charged off. While management utilized its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Company’s control, including the performance of the Company’s loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications.

The allowance consists of specific and general allocations. The specific allocation relates to loans that are impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general allocation is calculated using loss rates delineated by risk rating and product type. Factors considered when assessing loss rates include the value of the underlying collateral, the industry of the obligor, the obligor’s liquidity, and other financial and qualitative factors. These statistical models are updated regularly for changes in economic and business conditions. Included in the analysis of these loan portfolios are reserves, which are maintained to cover uncertainties that affect the Company’s estimate of probable losses including economic uncertainty and large single defaults.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Company would enter into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Bank Premises and Equipment

Land is carried at cost. Premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated.

Comprehensive Income (Loss)

Comprehensive income includes both net income and other comprehensive (loss) income, which includes the change in unrealized gains and losses on securities available for sale.

Date of Management’s Review

The Company has evaluated events and transactions for potential recognition or disclosure through January 10, 2020, which the date the condensed consolidated financial statements were available to be issued.

As more fully discussed in Note 12, Spirit of Texas Bancshares, Inc. completed its acquisition of the Company on November 5, 2019 in a transaction that involved issuance of common stock and cash.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

2.	Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU introduces a comprehensive, principles-based framework for accounting for revenue. The new revenue guidance introduces FASB ASC 606 and supersedes the revenue recognition requirements in FASB ASC 605 and most industry-specific revenue guidance in the FASB ASC. In August 2015, the original effective dates of ASU 2014-09 were deferred by one year by the issuance of ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. ASU 2014-09 (as revised) is effective for the Company in 2019. The FASB also issued, subsequent to ASU 2014-09, several ASUs to address various ASU 2014-09 implementation issues identified by the Joint Transition Resource Group for Revenue Recognition of the FASB and the International Accounting Standards Board (IASB). The amendments do not change the core principle in FASB ASC 606. These ASUs, which have the same effective dates as ASU 2014-09 (as revised), are as follows:

•	ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net).

•	ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.

•	ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.

•	ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.

The core principle in the new guidance indicates that an entity recognizes revenue to reflect the transfer of promised goods or services to its customers at an amount that represents the expected entitled consideration for such transfer. In the guidance, to achieve the core principles, five steps are set forth that entities should apply:

a.	Determine the contract(s) with the customer.

b.	Identify the contract’s performance obligations.

c.	Determine the transaction price.

d.	For the performance obligations, allocate the transaction price.

e.	As the entity satisfies a performance obligation, recognize revenue.

The Company implemented the amendments under the above revenue recognition guidance effective January 1, 2019. Management has completed an analysis to determine which revenue streams are within the scope of ASU 2014-09 and the related clarifying ASUs and has determined that interest income and revenue generated from transfers and servicing of financial instruments, specifically, gain on sale of loans is out of scope. Implementation of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842). The amendment to the Leases topic of the Accounting Standards Codification was to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amended guidance requires lessees recognize the following for all leases (with the exception of short-term leases) at the commencement date (i) A lease liability, which is lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. The amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Earlier application is permitted. This statement is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The update requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts and requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. The guidance replaces the incurred loss model with a current expected loss model, which is referred to as the current expected credit loss (CECL) model. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2018, the FASB issued Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses. The amendment requires that for nonpublic business entities the amendments will be effective for fiscal years beginning after December 15, 2022 including interim periods within those fiscal years. Early adoption is permitted as of the fiscal years beginning after December 15, 2018. The Company has formed a CECL committee and is evaluating the impact this amendment will have on the Company’s consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

In February 2018, the FASB issued Accounting Standards Update ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act and improve the usefulness of information reported to financial statement users and requires certain disclosures about stranded tax affects. The update will be effective for fiscal years beginning after December 15, 2018. Early adoption of the amendments in this update is permitted. This statement is not expected to have a material impact on the Company’s consolidated financial statements.

3.	Loans and Allowance for Loan Losses

Loans at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

	September 30, 2019	December 31, 2018
Real estate:
Construction, land development, land	$21,054	$21,287
Farmland	9,049	9,580
1-4 family residential properties	66,005	75,856
Multi-family residential	11,363	11,973
Nonfarm nonresidential owner occupied	30,839	32,709
Nonfarm nonresidential other	101,054	108,355

Total real estate	239,364	259,760
Commercial	14,296	18,165
Agricultural	3,422	6,558
Consumer	4,987	5,971
Other	396	201

	262,465	290,655
Unearned discount	(1)	(1)
Allowance for loan losses	(3,422)	(3,277)

	$259,042	$287,377

At September 30, 2019 and December 31, 2018, the Bank had total commercial real estate loans of approximately $164,310,000 and $174,324,000, respectively. Included in these amounts, the Bank had construction, land development, and other land loans representing 44% and 47%, respectively, of total risk-based capital at September 30, 2019 and December 31, 2018. The Bank had non-owner occupied commercial real estate loans representing 278% and 310%, respectively, of total risk-based capital at September 30, 2019 and December 31, 2018. Sound risk management practices and appropriate levels of capital are essential elements of a sound commercial real estate lending program (“CRE”). Concentrations of CRE exposures add a dimension of risk that compounds the risk inherent in individual loans. Interagency guidance on CRE concentrations describe sound risk management practices which include board and management oversight, portfolio management, management information systems, market analysis, portfolio stress testing and sensitivity analysis, credit underwriting standards, and credit risk review functions. Management believes it has implemented these practices in order to monitor its CRE. An institution which has reported loans for construction, land development, and other land loans representing 100% or more of total risk-based capital, or total non-owner occupied commercial real estate loans representing 300% or more of the institution’s total risk-based capital and an outstanding balance of commercial real estate loan portfolio which has increased by 50% or more during the prior 36 months, may be identified for further supervisory analysis by regulators to assess the nature and risk posed by the concentration.

The Bank extends commercial and consumer credit primarily to customers in the state of Texas. At September 30, 2019 and December 31, 2018, the majority of the Bank’s loans were collateralized with real estate. The real estate collateral provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. The weakening of real estate markets may have an adverse effect on the Bank’s profitability, and asset quality. If the Bank were required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, earnings and capital could be adversely affected. Additionally, the Bank has loans secured by inventory, accounts receivable, equipment, marketable securities, or other assets. The debtors’ ability to honor their contracts on all loans is substantially dependent upon the general economic conditions of the region.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

Allowance for Loan Losses

An analysis of the allowance for loan losses (ALLL) for the nine-month period ended September 30, 2019 and 2018 is as follows (in thousands):

	Beginning Balance	Provision	Charge offs	Recoveries	Ending Balance
September 30, 2019:
Real estate:
Construction, land development, land	$234	$37	$—	$—	$271
Farmland	100	11	—	—	111
1-4 family residential properties	793	24	—	—	817
Multi-family residential	124	16	—	—	140
Nonfarm nonresidential owner occupied	323	39	—	—	362
Nonfarm nonresidential other	1,179	116	—	—	1,295

Total real estate	2,753	243	—	—	2,996
Commercial	219	(200)	(153)	330	196
Agricultural	204	(65)	(42)	11	108
Consumer	73	6	(27)	13	65
Other	28	30	(1)	—	57

	$3,277	$14	$(223)	$354	$3,422

September 30, 2018:
Real estate:
Construction, land development, land	$246	$8	$—	$—	$254
Farmland	79	15	—	—	94
1-4 family residential properties	765	15	—	—	780
Multi-family residential	119	6	—	—	125
Nonfarm nonresidential owner occupied	328	(11)	—	—	317
Nonfarm nonresidential other	1,118	27	—	—	1,145

Total real estate	2,655	60	—	—	2,715
Commercial	257	(46)	(33)	13	191
Agricultural	79	25	(22)	—	82
Consumer	78	(2)	(22)	7	61
Other	41	—	(16)	7	32

	$3,110	$37	$(93)	$27	$3,081

CHANDLER BANCORP, INC. AND SUBSIDIARIES

(Unaudited)

The Company’s individual ALLL allocations are established for probable losses on specific loans. The Company’s general ALLL allocations are established upon historical loss experience for similar loans with similar characteristics adjusted for economic conditions and other qualitative risk factors both internal and external to the Company. Further information pertaining to the allowance for loan losses at September 30, 2019 and December 31, 2018 is as follows (in thousands):

				ALLL Allocations
	Loan Evaluation				General
	Individually	General	Total loans	Individually	Historical	Other	Total ALLL
September 30, 2019:
Real estate:
Construction, land development, land	$—	$21,054	$21,054	$—	$—	$271	$271
Farmland	—	9,049	9,049	—	—	111	111
1-4 family residential properties	896	65,109	66,005	—	5	812	817
Multi-family residential	—	11,363	11,363	—	—	140	140
Nonfarm nonresidential owner occupied	2,613	28,226	30,839	—	—	362	362
Nonfarm nonresidential other	—	101,054	101,054	—	—	1,295	1,295

Total real estate	3,509	235,855	239,364	—	5	2,991	2,996
Commercial	—	14,296	14,296	—	23	173	196
Agricultural	—	3,422	3,422	—	68	40	108
Consumer	5	4,982	4,987	5	15	45	65
Other	—	396	396	—	51	6	57

	$3,514	$258,951	$262,465	$5	$162	$3,255	$3,422

December 31, 2018:
Real estate:
Construction, land development, land	$—	$21,287	$21,287	$—	$—	$234	$234
Farmland	—	9,580	9,580	—	—	100	100
1-4 family residential properties	—	75,856	75,856	—	5	788	793
Multi-family residential	—	11,973	11,973	—	—	124	124
Nonfarm nonresidential owner occupied	3,048	29,661	32,709	—	—	323	323
Nonfarm nonresidential other	—	108,355	108,355	—	—	1,179	1,179

Total real estate	3,048	256,712	259,760	—	5	2,748	2,753
Commercial	—	18,165	18,165	—	30	189	219
Agricultural	—	6,558	6,558	—	136	68	204
Consumer	5	5,966	5,971	5	19	49	73
Other	—	201	201	—	26	2	28

	$3,053	$287,602	$290,655	$5	$216	$3,056	$3,277

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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Impaired Loans

Impaired loans include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. No significant interest income was recognized on impaired loans during the nine-month period ended September 30, 2019 and the year ended December 31, 2018. The following is a summary of information pertaining to impaired loans at September 30, 2019 and December 31, 2018 (in thousands):

	Unpaid	Recorded Investment
	Principal	With No	With		Related
	Balance	Allowance	Allowance	Total	Allowance
September 30, 2019:
Real estate:
Construction, land development, land	$—	$—	$—	$—	$—
Farmland	—	—	—	—	—
1-4 family residential properties	899	896	—	896	—
Multi-family residential	—	—	—	—	—
Nonfarm nonresidential owner occupied	3,022	2,613	—	2,613	—
Nonfarm nonresidential other	—	—	—	—	—

Total real estate	3,921	3,509	—	3,509	—
Commercial	—	—	—	—	—
Agricultural	—	—	—	—	—
Consumer	5	—	5	5	5
Other	—	—	—	—	—

	$3,926	$3,509	$5	$3,514	$5

December 31, 2018:
Real estate:
Construction, land development, land	$—	$—	$—	$—	$—
Farmland	—	—	—	—	—
1-4 family residential properties	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Nonfarm nonresidential owner occupied	3,402	3,048	—	3,048	—
Nonfarm nonresidential other	—	—	—	—	—

Total real estate	3,402	3,048	—	3,048	—
Commercial	—	—	—	—	—
Agricultural	—	—	—	—	—
Consumer	5	—	5	5	5
Other	—	—	—	—	—

	$3,407	$3,048	$5	$3,053	$5

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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Past Due and Non-Accrual Loans

The summary of past due and non-accrual loans at September 30, 2019 and December 31, 2018 is as follows (in thousands):

	30-89 Days Past Due	Past Due 90 Days or More Still Accruing	Non-accrual	Total Past Due and Non-accrual
September 30, 2019:
Real estate:
Construction, land development, land	$—	$—	$—	$—
Farmland	—	—	—	—
1-4 family residential properties	686	—	896	1,582
Multi-family residential	—	—	—	—
Nonfarm nonresidential owner occupied	147	—	2,613	2,760
Nonfarm nonresidential other	10	—	—	10

Total real estate	843	—	3,509	4,352
Commercial	—	—	—	—
Agricultural	—	—	—	—
Consumer	62	5	—	67
Other	5	—	—	5

	$910	$5	$3,509	$4,424

December 31, 2018:
Real estate:
Construction, land development, land	$480	$—	$—	$480
Farmland	—	—	—	—
1-4 family residential properties	1,682	—	—	1,682
Multi-family residential	—	—	—	—
Nonfarm nonresidential owner occupied	1,717	—	3,048	4,765
Nonfarm nonresidential other	885	—	—	885

Total real estate	4,764	—	3,048	7,812
Commercial	65	—	—	65
Agricultural	100	—	—	100
Consumer	37	2	—	39
Other	6	2	—	8

	$4,972	$4	$3,048	$8,024

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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Troubled Debt Restructurings

The restructuring of a loan is considered a troubled debt restructuring (“TDR”) if both the borrower is experiencing financial difficulties and the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. At September 30, 2019 and December 31, 2018, the Company had TDRs of approximately $3,509,000 and $3,048,000, respectively, with no specific allocations to the allowance for loan losses.

During the nine-month period ended September 30, 2019 and the year ended December 31, 2018, the Bank had no loans which were modified as TDRs.

A TDR is considered to be in payment default once it is 30 days contractually past due under the modified terms. During the nine-month period ended September 30, 2019 and the year ended December 31, 2018, the Company had no significant TDRs that subsequently defaulted within twelve months following their modification.

The Company is not committed to lend additional funds to debtors whose loans have been modified.

Credit Quality Information

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, including: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The Company uses the following definitions for risk ratings:

Pass

Loans classified as pass are loans with low to average risk.

Special Mention

Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard

Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful

Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, based on currently existing facts, conditions, and values, highly questionable and improbable.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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The following tables present the credit risk profile of the Bank’s loan portfolio based on the internal risk category and payment activity by class of loans as of September 30, 2019 and December 31, 2018 (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2019:
Real estate:
Construction, land development, land	$21,054	$—	$—	$—	$21,054
Farmland	9,049	—	—	—	9,049
1-4 family residential properties	65,109	—	896	—	66,005
Multi-family residential	11,363	—	—	—	11,363
Nonfarm nonresidential owner occupied	28,226	—	2,613	—	30,839
Nonfarm nonresidential other	101,054	—	—	—	101,054

Total real estate	235,855	—	3,509	—	239,364
Commercial	14,296	—	—	—	14,296
Agricultural	3,422	—	—	—	3,422
Consumer	4,982	—	5	—	4,987
Other	396	—	—	—	396

	$258,951	$—	$3,514	$—	$262,465

December 31, 2018:
Real estate:
Construction, land development, land	$21,287	$—	$—	$—	$21,287
Farmland	9,580	—	—	—	9,580
1-4 family residential properties	75,856	—	—	—	75,856
Multi-family residential	11,973	—	—	—	11,973
Nonfarm nonresidential owner occupied	29,041	—	3,668	—	32,709
Nonfarm nonresidential other	108,355	—	—	—	108,355

Total real estate	256,092	—	3,668	—	259,760
Commercial	18,165	—	—	—	18,165
Agricultural	6,558	—	—	—	6,558
Consumer	5,954	—	17	—	5,971
Other	201	—	—	—	201

	$286,970	$—	$3,685	$—	$290,655

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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4.	Other Borrowings

Note Payable

As of September 30, 2019, and December 31, 2018, the Company had a note payable to an unrelated bank with an outstanding balance of approximately $4,800,000 and $5,600,000, respectively. The loan matures March 31, 2026 and is secured by 100% of the Company’s outstanding stock. The interest rate is a fixed rate of 4.09% for the first five years and then adjusts to the FHLB’s Secure Connect Amortizing Rate for a ten-year amortization as of that date plus 2.5%. The note was payable in quarterly interest payments beginning June 30, 2016 through March 31, 2026 and required annual principal payments of $800,000, plus accrued interest.

At September 30, 2019, the scheduled repayment of principal due were as follows (in thousands):

2020	$800
2021	800
2022	800
2023	800
2024	800
Thereafter	800

$4,800

As discussed in Note 12, on November 5, 2019, the principal balance on the note was paid off in full as part of the acquisition transaction.

Advances from Federal Home Loan Bank

Other borrowings at September 30, 2019 and December 31, 2018 include advances from the Federal Home Loan Bank (“FHLB”) in the amounts of approximately $38,272,000 and $45,155,000, respectively. Advances from the FHLB are collateralized by a security agreement, which requires the borrowing bank to maintain a certain level of qualified first mortgage collateral in relation to the amount of outstanding debt. The advances bear interest at rates ranging from 0.95% to 4.57% and are scheduled to mature on various dates through 2028.

At September 30, 2019, the scheduled repayments of principal due on outstanding advances are as follows (in thousands):

2020	$13,183
2021	188
2022	192
2023	7,697
2024	202
Thereafter	16,810

$38,272

Additionally, the Bank entered into letters of credit arrangements with FHLB to meet pledging requirements on governmental deposits held by the Bank. At September 30, 2019 and December 31, 2018, the letters of credit with FHLB was approximately $11,950,000 and $8,700,000 respectively.

At September 30, 2019, the Company has additional unused borrowing capacity with the FHLB of approximately $71,969,000. Future advances, if any, are collateralized by a security agreement, which requires the company to maintain a certain level of qualified first mortgage collateral and investment securities in relation to the amount of outstanding debt.

Other

The Company had unused federal funds lines available from commercial banks of approximately $5,000,000 at September 30, 2019 and December 31, 2018.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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5.	Commitments and Contingencies

From time to time, the Company is involved in legal actions arising from normal business activities. Management believes that these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the consolidated financial position or results of operations of the Company.

The Company does not anticipate any material losses as a result of the commitments and contingent liabilities.

6.	Financial Instruments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the condensed consolidated balance sheet.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. At September 30, 2019 and December 31, 2018, the approximate amounts of these financial instruments were as follows (in thousands):

	September 30, 2019	December 31, 2018
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$17,379	$20,600
Standby letters of credit	—	163

	$17,379	$20,763

Commitments to extend credit are agreements to lend to a customer if there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter party.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company’s policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit.

Although the maximum exposure to loss is the amount of such commitments, management currently anticipates no material losses from such activities.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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7.	Significant Group Concentrations of Credit Risk

Most of the Company’s business activity is with customers located within Texas. Investments in state and municipal securities primarily involve governmental entities within the Company’s market area.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.

The contractual amounts of credit related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

The nature of the Company’s business requires that it maintain amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses from such accounts.

8.	Related Party Transactions

In the ordinary course of business, the Company has and expects to continue to have transactions, including borrowings, with its officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. At September 30, 2019 and December 31, 2018, the aggregate amounts of such loans including unfunded commitments to related parties were approximately $2,768,000 and $3,460,000, respectively.

During the nine-month period ended September 30, 2019, approximately $100,000 of new loans were made and repayments totaled approximately $500,000. During the year ended December 31, 2018, approximately $238,000 of new loans were made and repayments totaled approximately $500,000.

Deposits from related parties held by the Company at September 30, 2019 and December 31, 2018 were approximately $6,176,000 and $9,160,000, respectively.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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9.	Fair Value Disclosures

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. ASC Topic 820, Fair Value Measurements and Disclosures establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Furthermore, the reported fair value amounts have not been comprehensively revalued since the presentation dates, and therefore, estimates of fair value after the balance sheet date may differ significantly from the amounts presented herein.

There were no assets and liabilities measured at fair value on a recurring basis At September 30, 2019 and December 31, 2018.

Certain financial and non-financial assets are measured at fair value on a non-recurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table summarizes financial assets and non-financial assets, measured at fair value on a non-recurring basis as of September 30, 2019 and December 31, 2018, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Level 1	Level 2	Level 3	Total Fair Value
September 30, 2019:
Financial assets - impaired loans	$—	$—	$3,509	$3,509
December 31, 2018:
Financial assets - impaired loans	$—	$—	$3,048	$3,048

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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10.	Stockholder’s Equity and Regulatory Matters

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III Capital Rules) became effective for the Bank on January 1, 2015 with full compliance with all the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes, as of September 30, 2019, and December 31, 2018, the Bank meets all capital adequacy requirements to which it is subject.

Prompt corrective action regulations for banking institutions provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At September 30, 2019, the most recent regulatory notifications categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Additionally, Basel III Capital Rules added a 2.5% “capital conservation buffer” which was designed for banking institutions to absorb losses during periods of economic stress. The implementation of the capital conservation buffer began on January 1, 2016 at the 0.625% level and was phased in over a four-year period (increasing by 0.625% on each subsequent January 1, until it reached 2.5% on January 1, 2019). Banking institutions with capital ratios below the minimum for capital adequacy purposes plus the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation relative to the amount of the shortfall.

At September 30, 2019 and December 31, 2018, the Bank’s actual and required capital amounts and ratios were as follows (in thousands):

	Actual		Minimum Required for Capital Adequacy Purposes		Minimum for Capital Adequacy Purposes Plus Capital Conservation Buffer		Minimum to be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2019:
Total capital to risk weighted assets	$47,923	20.06%	$19,112	8.00%	$25,085	10.500%	$23,890	10.00%
Tier 1 (core) capital to risk weighted assets	44,931	18.81%	14,334	6.00%	20,307	8.500%	19,112	8.00%
Common Tier 1 (CET1)	44,931	18.81%	10,751	4.50%	16,723	7.000%	15,529	6.50%
Tier 1 (core) capital to average assets	44,931	12.86%	13,971	4.00%	13,971	4.000%	17,463	5.00%
December 31, 2018:
Total capital to risk weighted assets	$45,654	17.31%	$21,095	8.00%	$26,039	9.875%	$26,368	10.00%
Tier 1 (core) capital to risk weighted assets	42,377	16.07%	15,821	6.00%	20,765	7.875%	21,095	8.00%
Common Tier 1 (CET1)	42,377	16.07%	11,866	4.50%	16,810	6.375%	17,139	6.50%
Tier 1 (core) capital to average assets	42,377	12.25%	13,839	4.00%	13,839	4.000%	17,299	5.00%

CHANDLER BANCORP, INC. AND SUBSIDIARIES

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11.	Basic and Dilutive Earnings per Common Share

For the nine months ended September 30, 2019 and 2018, the Company did not have any dilutive securities. This results in the dilutive earnings per common share being equivalent to the basic earnings per common share. Treasury stocks are not deemed outstanding for earnings per common share (“EPS”) calculations. The following table presents the computation of basic and diluted EPS.

	Nine Months Ended September
	2019	2018
Net income available to common stockholders (in thousands)	$4,428	$4,487

Weighted average number of common shares—basic and diluted	42,441	42,441

Basic and diluted EPS	$104.33	$105.72

12.	Subsequent Events

On November 5, 2019, Spirit of Texas Bancshares, Inc. (“Spirit”), the holding company for Spirit of Texas Bank, completed its acquisition of the Company. Under the terms of the definitive agreement, Spirit issued 2,100,000 shares of common stock and paid an aggregate of $17,900,000 in cash to the sole shareholder of Chandler Bancorp, Inc.

Additionally, the principal balance on the note payable at September 30, 2019 discussed in Note 4, was paid off in full as part of the acquisition transaction.